Exhibit 23.1


                               [KPMG Letterhead]

                                           KPMG
                                           KPMG House,
                                           Kamala Mills Compound,
                                           448, Senapati Bapat Marg,
                                           Lower Parel,
                                           Mumbai-400 013.
                                           India


ICICI Bank Limited
Bandra Kurla Complex
Mumbai 400051


Independent Auditors' Consent

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 30, 2005 relating to the consolidated financial statements in U.S. GAAP of ICICI Bank Limited, which appears in ICICI Bank Limited's annual report on Form 20-F for the year ended March 31, 2005.We also consent to the references to us under the heading "Experts" in such Registration Statement.




   /s/ KMPG
  ------------------------------------
  KPMG

Independent Registered Public Accounting Firm
Mumbai, India

November 16, 2005